September 29, 1997


William W. Colville
Management Practice, Inc.
342 Madison Avenue
Suite 1230
New York, NY 10173

Consulting Agreement

Dear Bill:

This will confirm our agreement to amend the terms of the Consulting Agreement dated as of January 1, 1995 between
Owens Corning(the "Company") and you(the "Consulting
Agreement"), to reflect your election as Acting General
Counsel and Secretary of the Company. The numbered paragraphs below correspond to numbered paragraphs in the Consulting Agreement.

     1. Scope of Consultation. From September 15, 1997 through the earlier of March 31, 1998 and the hiring by the Company of a Senior Vice President, General Counsel and Secretary, you will act as General Counsel and Secretary for the Company, devoting your full time efforts to such duties. At the end of your tenure as Acting General Counsel and Secretary, the original scope of consultation will resume.

     2. Term of Agreement. The term shall be extended for an additional one year period at the end of each year through 1999, rather than 1998, unless mutually agreed by you and the Corporation.

     3.   Compensation.  The Company shall pay you, in lieu
          of the amounts listed in the Consulting Agreement, $29,166.67 per month from September 15, 1997 until termination of your duties as Acting General
          Counsel and Secretary, at which time the compensation listed in the Consulting Agreement will resume. In
          addition, at the termination of    your duties as
          Acting General Counsel and Secretary, you will be eligible for a cash bonus, in the discretion of the Chairman of the Board and Chief Executive Officer.

     4. Expenses. In addition to the expenses reimbursable under the Consulting Agreement, you will be reimbursed for reasonable temporary living expenses in Toledo, Ohio during your tenure as Acting
          General Counsel and Secretary.


All other terms and conditions of the Consulting Agreement will remain in effect.

If the foregoing is in accordance with your understanding, please sign the enclosed copy of this letter in the space provided below, at which point the Consulting Agreement will be amended in accordance with this letter.

Very truly yours,

/s/ Glen H. Hiner
================
Glen H. Hiner
Chairman of the Board
and Chief Executive Officer


ACCEPTED AND AGREED TO:




/s/ William W. Colville
=======================
William W. Colville
11/13/97